UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2012

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 22, 2012, the board of directors of California Water Service Group (the “Company”) approved a new form of indemnification agreement (the “Indemnification Agreement”) for its directors and certain officers that will replace the Company’s existing indemnification agreements. Under the Indemnification Agreement, the Company agrees to indemnify its directors and certain officers against liability arising out of the performance of their duties as a director or officer of the Company. The Indemnification Agreement provides mandatory indemnification to the fullest extent permitted by applicable law for all expenses, liabilities and losses actually and reasonably incurred in any action or proceeding, including any action by or in the right of the Company arising out of service to the Company or to any other entity to which they provide services at the Company’s request, on the terms and conditions set forth in the Indemnification Agreement. Further, the Company agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreement.  The Indemnification Agreement also provides procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the form Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s definitive proxy statement dated April 13, 2012, Robert W. Foy, the chairman of the Company’s board of directors since January 1, 1996, did not stand for re-election at the Company’s Annual Meeting of Stockholders held on May 22, 2012 (the “Annual Meeting”) in accordance with the Company’s mandatory retirement age for directors. Peter C. Nelson, the Company’s president and chief executive officer and a member of the Company’s board of directors, was elected chairman of the Company’s board of directors effective May 22, 2012.

The Company issued press releases regarding Mr. Foy’s retirement and Mr. Nelson’s election as chairman of the Company’s board of directors, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2012, the Company’s board of directors adopted minor amendments to the Company’s Amended and Restated Bylaws (the “Amendments”) to accommodate the board’s new leadership structure (discussed in Item 5.02 above).

The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the actual language of the Amendments, as reflected in the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 22, 2012. Stockholders acted on three items of business at the Annual Meeting. The voting results are as follows:

1.              The following nominees for Director were elected to serve until the 2013 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Douglas M. Brown	26,543,068	926,769	181,510	9,743,913
Edwin A. Guiles	26,620,194	854,699	176,454	9,743,913
Bonnie G. Hill	26,526,410	942,174	182,763	9,743,913
Thomas M. Krummel, M.D.	27,267,728	201,348	182,271	9,743,913
Richard P. Magnuson	26,563,412	906,432	181,503	9,743,913
Linda R. Meier	26,527,970	938,815	184,562	9,743,913
Peter C. Nelson	26,801,659	668,221	181,467	9,743,913
Lester A. Snow	27,285,416	182,701	183,230	9,743,913
George A. Vera	27,217,860	237,262	196,225	9,743,913

2.              The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,886,259	10,292,529	472,559	9,743,913

3.              The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2012 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,052,217	154,251	188,792	0

Item 9.01.             Financial Statements and Exhibits.

We hereby file the following exhibits with this report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company
10.1	Form of Indemnification Agreement
99.1	Press Release regarding resignation of Robert W. Foy issued May 22, 2012
99.2	Press Release regarding election of Pete C. Nelson issued May 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 23, 2012	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer & Treasurer